Exhibit 99.1
Douglas E. Neal Appointed to Board of Directors of
New York Mortgage Trust

NEW YORK, NY – March 30, 2012 - New York Mortgage Trust, Inc. (the "Company") (NASDAQ: NYMT) announced today that its Board of Directors has appointed Douglas E. Neal as a Director of the Company, effective April 2, 2012.

Mr. Neal, 52, is the founder of Neal Capital, which provides financial advisory services to real estate companies.  Prior to founding Neal Capital, Mr. Neal served as a Managing Director for the Real Estate Investment Banking Group at Bank of America Merrill Lynch and its predecessors from February 1998 to October 2011 and held various other positions with such predecessors from 1991 to 1998.  Prior to joining Bank of America Merrill Lynch, from 1983 to 1989, Mr. Neal developed a variety of commercial real estate properties, including apartments, condominiums, industrial buildings, retail buildings and a hotel.  Mr. Neal holds a B.S. in Civil Engineering from Cornell University and an M.B.A. from the Kenan-Flagler School at the University of North Carolina at Chapel Hill.  Mr. Neal has agreed to become a director (and a member of the audit committee) of Independence Mortgage Trust, Inc., a newly organized non-traded public REIT that will originate, acquire and manage a portfolio of commercial real estate loans, commercial mortgage-backed securities and other commercial real estate-related securities.

Commenting on today’s announcement, James J. Fowler, the Chairman of the Company’s Board of Directors, stated, “Doug’s significant experience advising and covering REITs as an investment banker, together with his expertise in real estate capital markets and knowledge of commercial mortgage origination, securitization and financing make him an ideal addition to the Board, particularly as the Company looks to grow its portfolio of multi-family CMBS and certain commercial real estate-related debt investments. His skill set and experiences complement the current board’s expertise and, in my opinion, will make for a smooth transition upon my departure from the Board in the near future.”

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company is in the business of acquiring, investing in, financing and managing primarily mortgage-related assets, including Agency and non-Agency residential mortgage-backed securities, high credit quality residential adjustable rate mortgage loans, commercial mortgage-backed securities, commercial mortgage loans and other financial assets.

For Further Information
AT THE COMPANY
Steven R. Mumma,
Chief Executive Officer and President
Phone:  212-792-0109
Email: smumma@nymtrust.com

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. In this press release, these forward-looking statements include statements regarding our future investment strategy and the transition of and changes to our board. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us and which may cause actual results to vary materially from those expressed in our forward-looking statements. These risks, uncertainties and other factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.